SUBSIDIARIES OF TODD SHIPYARDS CORPORATION
EXHIBIT 22-1
ELETTRA BROADCASTING, INC.
MONTANA VALLEY LAND COMPANY
TODD PACIFIC SHIPYARDS CORPORATION
TSI MANAGEMENT, INC.